EXHIBIT 10
SECOND AMENDMENT TO
LOAN AND SECURITY AGREEMENT
     THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 29th day of July, 2011 (the “Closing Date”), by and between SILICON VALLEY BANK (“Bank”) and WIRELESS RONIN TECHNOLOGIES, INC., a Minnesota corporation (“Borrower”).
RECITALS
     A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of March 18, 2010 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).
     B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
     C. Borrower has requested that Bank (i) modify the Tangible Net Worth covenant and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.
     D. Although Bank is under no obligation to do so, Bank is willing to modify the Tangible Net Worth covenant and amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms and subject to the conditions described below and in reliance upon the representations and warranties set forth below.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.
     2. Amendments to Loan Agreement.
          2.1 Section 6.9 (Financial Covenants). Section 6.9(a) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
     (a) Tangible Net Worth. Commencing with the month ended July 31, 2011 and on the last day of each month thereafter, a Tangible Net Worth of at least Four Million Two Hundred Fifty Thousand Dollars ($4,250,000), plus (i) commencing with the quarter ending September 30, 2011 and each quarter thereafter, seventy-five percent (75%) of Borrower’s quarterly Net Income (without reduction for any losses), plus (ii) seventy-five percent (75%) of all proceeds received from the issuance of equity and/or the principal amount of all Subordinated Debt incurred, in each case, after the Supplemental Effective Date.

     Provided there are no outstanding Credit Extensions under the Revolving Line (including, without limitation, Credit Extensions made pursuant to Sections 2.1.2, 2.1.3 and 2.1.4 hereof but, specifically excluding the Lease Letter of Credit), the failure of Borrower to maintain the minimum Tangible Net Worth set forth above shall not constitute an Event of Default hereunder; provided that no Credit Extensions (other than the Lease Letter of Credit) shall be made until Borrower maintains the minimum Tangible Net Worth set forth above, as determined by Bank, in its sole discretion.
          2.2 Section 13 (Definitions).
     (a) The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following:
          “Borrowing Base” is (a) seventy-five percent (75%) of Eligible Accounts plus (b) the lesser of (i) fifty percent (50%) of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value) or (ii) Two Hundred Fifty Thousand Dollars ($250,000), in each case as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentages and/or amounts in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the Collateral.
          “Streamline Period” is, on and after the Supplemental Effective Date, (X) any period in which there are no outstanding Credit Extensions under the Revolving Line (other than the Lease Letter of Credit) or (Y) for any period in which there are outstanding Credit Extensions under the Revolving Line (in addition to the Lease Letter of Credit), the period (i) beginning on the thirty-first (31st) day in which Borrower has, for each consecutive day in the immediately-preceding thirty (30) day period, maintained unrestricted cash at Bank in an amount at all times greater than the outstanding principal amount of all Credit Extensions under the Revolving Line, as determined by Bank, in its sole discretion (the “Streamline Balance”); and (ii) ending on the earlier to occur of (A) the occurrence of a Default or an Event of Default; and (B) the first day thereafter in which Borrower fails to maintain the Streamline Balance, as determined by Bank, in its sole discretion. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Balance each consecutive day for thirty (30) consecutive days, as determined by Bank, in its sole discretion, prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior-written notice of Borrower’s intention to enter into any such Streamline Period.
     (b) The following term and its respective definition is hereby added in alphabetical order to Section 13.1 of the Loan Agreement as follows:
          “Supplemental Effective Date” is July 27, 2011.
     3. Compliance Certificate. From and after the Closing Date, Exhibit B of the Loan Agreement is replaced in its entirety with Exhibit B attached hereto and all references in the

Loan Agreement to the Compliance Certificate shall be deemed to refer to Exhibit B attached hereto.
     4. Covenant Violation. Borrower acknowledges that it failed to comply with Section 6.9(a) of the Loan Agreement for the month ended May 31, 2011. Bank acknowledges that the foregoing covenant violation shall not constitute Default or an Event of Default as a result of there being no outstanding Credit Extensions (other than the Lease Letter of Credit) as of May 31, 2011.
     5. Limitation of Amendments.
          5.1 The amendments set forth in Sections 2 and 3 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
          5.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
          5.3 In addition to those Events of Default specifically enumerated in the Loan Documents, the failure to comply with the terms of any covenant or agreement contained herein shall constitute an Event of Default and shall entitle the Bank to exercise all rights and remedies provided to the Bank under the terms of any of the other Loan Documents as a result of the occurrence of the same.
     6. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
          6.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
          6.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
          6.3 The organizational documents of Borrower delivered to Bank on the Effective Date and the First Loan Modification Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect except to the extent that the Borrower amended its bylaws effective January 21, 2011, such bylaws having been filed with the SEC at http://www.sec.gov/Archives/edgar/data/1356093/000135609311000001/exhibit301212011.htm;

          6.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
          6.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
          6.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
          6.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     7. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     8. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.
[Signature Page Follows.]

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     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK SILICON VALLEY BANK
By:	/s/ Kimberly Stover
	Name:	Kimberly Stover
	Title:	Relationship Manager

BORROWER WIRELESS RONIN TECHNOLOGIES, INC.
By:	/s/ Darin McAreavey
	Name:	Darin McAreavey
	Title:	CFO

EXHIBIT B
Compliance Certificate

TO: SILICON VALLEY BANK	Date: _________________
FROM: WIRELESS RONIN TECHNOLOGIES, INC.
The undersigned authorized officer of Wireless Ronin Technologies, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No

Annual financial statement (CPA Audited)	FYE within 120 days	Yes No

10-Q, 10-K, and 8-K	Within 5 days after filing with SEC

A/R & A/P Agings, Inventory reports, Deferred revenue reports and general ledger	Weekly (Monthly within 15 days during a Streamline Period)	Yes No

Transaction Reports	Weekly (Monthly within 15 days during a Streamline Period) and with each request for a Credit Extension	Yes No

Board Projections	30 days prior to FYE and as amended	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenants	Required	Actual	Complies
Maintain at all times (certified monthly):

Minimum Tangible Net Worth	$4,250,000 plus (i) commencing with the quarter ending September 30, 2011 and each quarter thereafter, 75% of Borrower’s quarterly Net Income (without reduction for any losses), plus (ii) 75% of all proceeds received from the issuance of equity and/or the principal amount of all Subordinated Debt incurred, in each case, after the Supplemental Effective Date	$___________	Yes No
     The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.
     The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

WIRELESS RONIN TECHNOLOGIES, INC.		BANK USE ONLY

By		Received by:
	Name:		AUTHORIZED SIGNER
	Title	Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate
Financial Covenants of Borrower
Dated:
     In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.
I. Tangible Net Worth (Section 6.7(a))
Required: Commencing with the month ended July 31 , 2011 and on the last day of each month thereafter, a Tangible Net Worth of at least Four Million Two Hundred Fifty Thousand Dollars ($4,250,000), plus (i) commencing with the quarter ending September 30, 2011 and each quarter thereafter, seventy-five percent (75%) of Borrower’s quarterly Net Income (without reduction for any losses), plus (ii) seventy-five percent (75%) of all proceeds received from the issuance of equity and/or the principal amount of all Subordinated Debt incurred, in each case, after the Supplemental Effective Date.
Actual:

A.	Aggregate value of total assets of Borrower and its Subsidiaries	$

B.	Aggregate of goodwill of Borrower and its Subsidiaries	$

C.	Aggregate value of intangible assets of Borrower and its Subsidiaries	$

D.	Aggregate value of notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates of Borrower and its Subsidiaries	$

E.	Aggregate value of any reserves not already deducted from assets	$

F.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness but excluding all other Subordinated Debt	$

G.	Value of line A, minus line B, minus line C, minus line D, minus line E, minus line F)	$

Is line G equal to or greater than the required amount set forth above?

No, not in compliance	Yes, in compliance

Provided there are no outstanding Credit Extensions under the Revolving Line (including, without limitation, Credit Extensions made pursuant to Sections 2.1.2, 2.1.3 and 2.1.4 hereof but specifically excluding the Lease Letter of Credit), the failure of Borrower to maintain the minimum Tangible Net Worth set forth above shall not constitute an Event of Default hereunder; provided that no Credit Extensions (other than the Lease Letter of Credit) shall be made until Borrower maintains the minimum Tangible Net Worth set forth above, as determined by Bank, in its sole discretion.